                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 29, 2004
                                 Date of Report

                            LNR PROPERTY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                  1-13223                     65-0777234
(State or Other Jurisdiction      (Commission                 (IRS Employer
      of Incorporation)           File Number)            Identification Number)

1601 WASHINGTON AVENUE, SUITE 800, MIAMI BEACH, FLORIDA            33139
       (Address of Principal Executive Offices)                 (Zip Code)


                                 (305) 695-5500
              (Registrant's Telephone Number, Including Area Code)

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On August 29, 2004, LNR Property Corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") among the Company, Riley Property Holdings LLC ("Parent") and Riley Acquisition Sub Corp. ("Acquisition Sub"). A copy of the Merger Agreement is attached as Exhibit 99.1. Parent is a newly formed company that will be majority owned by affiliates of Cerberus Capital Management, L.P. and its real estate affiliate Blackacre Institutional Capital Management, LLC. The Company has no relationship with either Cerberus or Blackacre. However, Stuart Miller, the Chairman of the Board of the Company, who, together with a trust of which he is the trustee and a beneficiary and partnerships owned by his family (together, the "Miller Family") owns 409,750 shares of common stock and 9,071,164 shares of Class B common stock, and therefore is entitled to cast 77.35% of the votes that can be cast by the holders of the Company's outstanding stock, will be acquiring a 20.4% interest in Parent for $150 million, payable in cash or with shares of common stock (including shares obtained by conversion of Class B common stock) valued at the per share amount of the merger consideration (i.e., $63.10 per share). Also, five senior officers of the Company, including
Jeffrey Krasnoff, the Company's President and Chief Executive Officer, will be acquiring a 4.6% interest in Parent for $34 million.

      Pursuant to the Merger Agreement, at the effective time of the Merger, (i) Acquisition Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving entity, (ii) each share of Common Stock or Class B Common Stock of the Company that is outstanding immediately before the effective time of the Merger (other than shares held in the treasury of the Company or by any direct or indirect subsidiary of the Company, shares held by Parent or Acquisition Sub and shares held by stockholders who perfect their right to appraisal under Section 262 of the Delaware General Corporation Law) will be converted into and become the right to receive $63.10 in cash, and (iii) Parent or a subsidiary will become the sole stockholder of the Company. Stock options and stock purchase agreements will become the right to receive the difference between the merger consideration ($63.10 per share) and the exercise price of the options or purchase price under the stock purchase agreements.

      The Merger Agreement precludes the Company from soliciting other proposals, but permits it to consider unsolicited proposals.

      The Company can terminate the Merger Agreement at any time before the stockholders vote with regard to the Merger in order to accept what the Board of Directors determines, after consultation with investment bankers, to be a superior proposal, if it determines, after consultation with counsel, that it is reasonably likely that it is necessary to terminate the Merger Agreement and to enter into an agreement regarding the superior proposal in order to fulfill the fiduciary duties of the Board of Directors or the Special Committee. If the Company terminates the Merger Agreement in order to accept a superior proposal, it will have to pay Parent $75 million at the time it terminates the Merger Agreement.

      The Board of Directors or a Special Committee consisting entirely of independent directors can withdraw or modify its recommendation that stockholders vote to adopt the Merger Agreement if it is advised by counsel that failure to do so would be reasonably likely to constitute a breach of the directors' fiduciary obligations. If (a) the Board of Directors or the Special Committee withdraws or modifies its recommendation, (b) the Board of Directors or the Special Committee recommends another acquisition proposal, (c) the Board of Directors does not comply with a request by Parent that it re-affirm its recommendation and approval of the Merger Agreement after an alternate proposal has been received, or (d) the Board of Directors fails to recommend against a tender offer by someone other than Parent or an affiliate, Parent will have the right either to terminate the Merger Agreement or to require that the proposal to adopt the Merger Agreement be presented to the Company's stockholders. If Parent exercises its right to terminate the Merger Agreement, or if the Company's stockholders vote, but they fail to approve the proposal to adopt the Merger Agreement, the Company will have to pay Parent $75 million.

     Either the Company or Parent can terminate the Merger Agreement if the Merger is not completed by May 31, 2005, except that a party cannot terminate the Merger Agreement because the Merger is not completed by that date if the reason the Merger is not completed by that date is failure of that party to fulfill its obligations under the Merger Agreement. If either party terminates the Merger Agreement because the Merger is not completed by May 31, 2005, and within 12 months after the Merger Agreement terminates, the Company enters into an agreement or understanding (including a letter of intent) relating to a sale of more than 15% of the Company's assets or shares (other than a sale of assets in the ordinary course of business) or there is another type of acquisition of the Company, the Company will have to pay Parent $75 million.

      The Merger Agreement contains representations and warranties by the Company and by Parent and Acquisition Sub. The representations and warranties will terminate when the Merger takes place. The Merger Agreement also contains customary closing conditions, including a condition that at the date of the Merger the Company's representations and warranties be correct, except to an extent that would not reasonably be expected to have, in aggregate, a Material Adverse Effect. For the purposes of the Merger Agreement, a Material Adverse Effect is limited to an effect that is reasonably likely to exceed $150 million.

      Cerberus Capital Management has agreed to provide Parent with, or arrange for Parent or a subsidiary to borrow, the funds it needs to carry out the Merger, and has also agreed to provide Parent with funds it needs to pay damages if it breaches the Merger Agreement. However, Parent's exposure for breaching the Merger Agreement will be limited to $125 million.

      The Merger Agreement must be adopted by the affirmative vote of a majority in voting power of the outstanding shares of the Company's Common Stock and its Class B Common Stock, voting together as though they were a single class.

      On August 29, 2004, the Board of Directors of the Company approved the Merger Agreement and declared it to be advisable. It also unanimously voted to recommend that the Company's stockholders vote in favor of adopting the Merger Agreement and, by doing so, approving the Merger. The Board action followed a unanimous recommendation by a Special Committee that the Board of Directors approve the Merger.

      On August 29, 2004, the Miller Family signed a voting agreement pursuant to which they agreed to vote the shares they own in favor of the proposal to adopt the Merger Agreement and against any competing proposals. However, if the Company's Board of Directors or the Special Committee withdraws its recommendation that the Company's stockholders vote to adopt the Merger Agreement, the voting agreement will terminate, other than with regard to any member of the Miller Family who notifies Parent within 5 days after the Board of Directors or the Special Committee withdraws its recommendation that the Miller Family member wants the voting agreement to remain in effect as to it.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

Exhibit No.       Description of Document
-----------       -----------------------
99.1              Agreement and Plan of Merger among the Company, Riley Property
                  Holdings LLC and Riley Acquisition Sub Corp. dated
                  August 29, 2004.

99.2              Voting Agreement among Riley Property Holdings, LLC, Stuart
                  Miller, The LM Stuart Miller Irrevocable Trust U/A 10/6/94,
                  MFA Limited Partnership, The Miller Charitable Fund, L.P. and the Company dated August 29, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2004


                                  LNR PROPERTY CORPORATION

                                  By: /S/ Jeffrey P. Krasnoff
                                     -----------------------------
                                     Name:   Jeffrey P. Krasnoff
                                     Title:  President and Chief
                                             Executive Officer

                                  EXHIBIT INDEX

Exhibit No.       Description of Document
-----------       -----------------------
99.1              Agreement and Plan of Merger among the Company, Riley
                  Property Holdings LLC and Riley Acquisition Sub Corp. dated
                  August 29, 2004.
99.2              Voting Agreement among Riley Property Holdings, LLC, Stuart
                  Miller, The LM Stuart Miller Irrevocable Trust U/A 10/6/94,
                  MFA Limited Partnership, The Miller Charitable Fund, L.P. and
                  the Company dated August 29, 2004.